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                                                                   EXHIBIT 10.36


                         PURCHASE MONEY PROMISSORY NOTE

U.S. $450,000.00                                           Hollywood, California
                                                                   July __, 1993

         FOR VALUE RECEIVED, each of the undersigned, jointly and severally, (each individually called a "Maker" and collectively called the "Makers") hereby unconditionally promises to pay to the order of M.T. X-RAY, INC., ("MTSX, Inc."), or assigns ("Holder") at 6180 Laurel Canyon Boulevard, Suite 101, North Hollywood, CA 91606, or at such other place or to such other party as Holder may from time to time designate in writing, the principal sum of Four Hundred Fifty Thousand and 00/100 Dollars (U.S. $450,000.00) in lawful currency of the United States.

         This Note evidences obligations of the Makers to the Holder provided for in to the Asset Purchase Agreement among Educational Medical, Inc., MTSX Acquisition Corp., Educational Medical, Inc. MTSX, Inc., and the Shareholders of MTSX, Inc. dated the date of this Promissory Note, and providing for the purchase by MTSX Acquisition Corp. of substantially all of the Assets of MTSX, Inc. (the "Agreement"). The terms of the Agreement are incorporated into this note, and this note is the Purchase Money Promissory Note referred to in the Agreement representing a portion of the purchase price of Assets as defined in the Agreement.

         This Note shall bear interest at the rate of eight percent (8%) per annum and amortize in 5 equal principal payments of Ninety Thousand Dollars payable on the 22nd day of July commencing July 22, 1994, along with all accrued interest.

         All amounts represented by this Note shall be due and payable (1) within 15 days following notice to the Maker from the Holder that a payment of principal or interest has not been made in accordance with the terms of this Note, or that a Non-Competition Payment (as defined in the Agreement) has not been made in accordance with the terms of the Agreement(1/), which notice specifically declares the entire amount owned to Holder and provided for in this
Note immediately due and payable, or (2) within 15 days following notice to the Maker from the Holder that EMI has failed to meet the conditions provided for in
Section 7(i) of the Agreement, which notice specifically declares the entire amount owned to Holder and provided for in this Note immediately due and payable, or (3) July 22, 1998 (the earlier of the dates referred to in the preceding three clauses is called the "Maturity Date"). All amounts owing pursuant to this Note and not paid upon the

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(1/) In the event of a dispute as to the payment of such Non Competition
Payment, the relevant payment may be made into the registry of any court of competent jurisdiction subject to the resolution of such dispute or, at the discretion of the Buyer (as defined in the Agreement) into the escrow account of counsel for the Holder.
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Maturity Date shall bear interest at the highest rate of interest permitted by law until paid.

         Maker for itself, its heirs, legal representatives, successors and assigns, waives presentment for payment, demand, notice of dishonor or non-payment, notice of default, notice of protest, and protest of this Note, and waives any right to be released by reason of any extension of time or change in terms of payment or any change, alteration or release of any security given for the payment hereof. Maker hereby consents to any number of extensions of time, and any and all renewals, waivers, and modifications of this Note or any combination of the foregoing that may be made or granted by Holder.

         Maker agrees to pay immediately upon demand all reasonable costs and expenses of Holder, including attorneys' fees, (i) if after default this Note be placed in the hands of an attorney or attorneys for collection, or (ii) if Holder finds it necessary or desirable upon default to secure the services or advice of one or more attorneys with regard to collection of this Note against Maker, or for the protection of its rights under this Note, or any instrument relating to property securing the Note. The term "attorneys' fees" shall include attorneys' fees incurred by Holder whether or not suit is brought and if suit is brought, the term shall include attorneys' fees at trial and on appeal, and shall include attorneys' fees incurred in connection with consultations, arbitration, bankruptcy, conservatorship, receivership or any other proceeding.

         This Note shall be interpreted, construed and enforced in accordance with the laws of the State of California, excluding its choice of law principles.

         EACH OF HOLDER AND MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER IT OR ITS SUCCESSORS, PERSONAL REPRESENTATIVES OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN EVIDENCED BY THIS NOTE AND ANY AGREEMENTS CONTEMPLATED THEREBY TO BE EXECUTED IN CONJUNCTION THEREWITH, OR IN CONJUNCTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES.



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         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note in Hollywood, California, the date first above written.

                                            EDUCATIONAL MEDICAL, INC.


                                            By:
                                                --------------------------------
                                                Authorized Signatory

                                            MTSX ACQUISITION CORP.


                                            By:
                                                --------------------------------
                                                Authorized Signatory




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